Natus Announces Sale of Medix Business

“Local Management to acquire the stock of Natus' Argentinian subsidiary”

PLEASANTON, Calif. (April 2, 2019) - Natus Medical Incorporated (NASDAQ:BABY) (the “Company” or “Natus”), a leading provider of medical devices and services, today announced that it has signed a definitive agreement to sell its wholly-owned subsidiary, Medix Medical Devices, SRL (“Medix”), in an employee led buyout.

As part of this divestiture, Natus will sell the Medix line of products, including incubators, warmers and other Medix products. Under its new ownership, Medix will continue to distribute Medix products as well as the previously distributed line of Natus products and other third party products in Argentina and Venezuela. Medix will also provide ongoing customer service, sales and customer support, and warranty and repair services for the Medix line of products.

“This divestiture is an important step toward refocusing our business on our core products and investing in the markets we expect to grow in the future,” said Jonathan A. Kennedy, President and Chief Executive Officer of Natus. “We remain committed to the markets we serve, and will ensure a smooth and orderly transition for our customers and employees.”

Expected Financial Impact of the Divestiture

The Medix business generated $7.6 million of revenue in 2018 and was expected to contribute approximately $6.0 million to 2019 revenue. The divestiture of Medix is expected to be accretive to Natus’ operating income margin going forward. We anticipate incurring $3.0 million to $4.0 million of transaction and disposal expenses as part of the divestiture. We will update full year revenue guidance with the impact of this divestiture in our Q1 2019 earnings release.

Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will”, “outlook” and similar expressions. Forward-looking statements are based on management's current plans, estimates, assumptions and projections, and speak only as of the date they are made. These forward-looking statements include, without limitation, statements regarding creating a more efficient operating model, creating a stronger and more profitable company, enhancing focus on operational excellence, positioning the company for growth and driving long-term value for stakeholders. These statements relate to current estimates and assumptions of our management as of the date of this press release and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. The Company's future results could differ materially due to a number of factors, including the ability of the Company to realize the anticipated benefits from the new structure or from its consolidation strategy, effects of competition, the Company's ability to successfully integrate and achieve its profitability goals from recent acquisitions, the demand for Natus products and services, the impact of adverse global economic conditions and changing governmental regulations, including foreign exchange rate changes, on the Company's target markets, the Company's ability to expand its sales in international markets, the Company's ability to maintain current sales levels in a mature domestic market, the Company's ability to control costs, risks associated with bringing new products to market, and the Company's ability to fulfill product orders on a timely basis, as well as those factors identified under the heading Item 1A “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Natus disclaims any obligation to update information contained in any forward looking statement, except as required by law.

About Natus Medical Incorporated

Natus is a leading provider of medical devices and services used for the screening, treatment and monitoring of common medical conditions in newborn care, hearing, balance impairment, neurological dysfunction, neurosurgery and sleep disorders.

Additional information about Natus Medical Incorporated can be found at www.natus.com.

CONTACTS:
Natus Medical Incorporated
Drew Davies
Executive Vice President and Chief Financial Officer
(925) 223-6700
InvestorRelations@Natus.com